Exhibit 24.5
POWER OF ATTORNEY
     I hereby constitute and appoint Douglas W. Wamsley and Lewis H. Leicher and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for me and in my name as a director of WebMD Health Corp. (the “Corporation”), the Registration Statement on Form S-1 (Reg. No. 333-124832) filed by the Corporation and any and all pre-effective and post-effective amendments to said Registration Statement on Form S-1 filed by the Corporation and any and all pre-effective and post-effective amendment to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my names and on my behalf in my capacity as a director to enable the Corporation to comply with the provision of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as they may be signed by said attorney, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

/s/ James V. Manning
James V. Manning
September 6, 2005